Whitestone REIT Announces Leadership Transitions

HOUSTON, Feb. 14, 2022 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced several leadership transitions, effective immediately.

Leadership Transitions

Promotions

The Company is pleased to announce the promotions of several outstanding contributors to Whitestone’s growth and success, including:

a.Christine Mastandrea, Executive Vice President of Corporate Strategy, has been appointed Chief Operating Officer (COO) and will assume the responsibilities of this role in addition to the ones she has currently. Recently, Mastandrea oversaw Whitestone’s COVID-19 response with regard to its operations and the development of strategic initiatives to drive continued growth. Prior to joining Whitestone, Mastandrea worked in banking at Robert W. Baird & Co. and advised Whitestone on some of its highest priority projects, including the Company’s IPO in 2010. She is also an adjunct professor at the Jones Graduate School of Business at Rice University.

b.Peter Tropoli, General Counsel, has been appointed Corporate Secretary and will assume the responsibilities of the position in addition to his duties as General Counsel. Tropoli has served as General Counsel since 2019; and

c.Michelle Siv, Director of Human Resources, has been promoted to Vice President of Human Resources. Siv has led Whitestone’s Human Resources function since 2014.

Departures

Additionally, the Company is announcing that John Dee, COO and Bradford Johnson, Executive Vice President of Acquisitions and Asset Management, as part of the leadership transition, have left the Company, effective February 9, 2022. Mr. Dee has served as COO of the Company since 2006 and Mr. Johnson has served the Company since 2010.

“I would like to thank John and Bradford for their contributions to the Company over the years,” said Whitestone Chief Executive Officer, Dave Holeman. “Their leadership and dedication to the Company helped shape our evolution as well as our ability to execute on our strategic initiatives. On behalf of the entire Board and management team, I wish both of them all the best in their future endeavors.”

New Hires
Whitestone is also pleased to announce the hiring of two new members to its management team. David Mordy will become Whitestone’s Director of Investor Relations, effective February 14, 2022, and Michael Ly will join the Company as its new Controller, effective February 21, 2022. Mr. Mordy brings extensive investor relations, financial planning, and communications experience, consistent with the Company’s renewed commitment to transparency and constructive engagement. Mr. Ly has over 15 years of tax, accounting and financial experience and rejoins Whitestone after having previously served as the Company’s Assistant Controller for SEC Accounting from 2017 through 2021.

New Executive Leadership Team:

Following the completion of these transitions, the Company’s executive leadership team will comprise:

a.Dave Holeman, CEO;
b.Christine Mastandrea, COO;
c.Scott Hogan, CFO;
d.Peter Tropoli, General Counsel; and
e.Michelle Siv, Vice President of Human Resources.

“The leadership changes we are announcing today underscore Whitestone’s ability to attract and develop outstanding talent with the right skills to build on our progress,” added Holeman. “Christine has been a valuable member in leading the operation’s strategic direction, and I am confident she will continue to drive Whitestone’s operational excellence and positive momentum. I also welcome David and Michael to the Whitestone family and look forward to working with them as the Company embarks on this important next chapter focused on expanding its high-quality property portfolio and delivering improved returns to shareholders.”

“I am honored to have the opportunity to serve as Whitestone’s next Chief Operating Officer,” said Mastandrea. “Since the beginning, I’ve had the privilege of supporting Whitestone’s evolution into a pioneering REIT with convenience-based retail in the nation’s highest growth markets, and I look forward to playing a greater role in advancing the Company’s strategic priorities and growth strategy in addition to working with our team to get the job done.”

About David Mordy

David Mordy brings more than 14 years of leadership experience in investor relations, strategy and finance functions. He has a strong track record of success supervising high-performing finance teams and driving growth and development. Prior to joining Whitestone, he spent seven years as Director of Investor Relations for CenterPoint Energy where he acted as the primary spokesperson regarding the company’s financial, strategic and regulatory matters. Mordy previously served as CenterPoint Energy’s Midstream Business Development Manager and Manager of Strategic Planning from 2007 to 2014. He earned his MBA from the Kelley School of Business at Indiana University and is a Charter holder at the National Investor Relations Institute.

About Michael Ly

Michael Ly is a certified public accountant with more than a decade of experience in corporate finance, accounting and tax and regulatory filing. Over the course of his career, he has worked across a wide range of industries, including medicine, oil and gas, real estate and food and beverage. Most recently, he served as the Director of Accounting for BlueSprig Pediatrics, an applied behavior analysis therapy provider. He previously served as Whitestone’s Assistant

Controller for SEC Accounting from 2018 to 2021, after joining the Company as Corporate Accountant in 2017. He received his Bachelor of Business Administration in Accounting from the University of Houston.

Whitestone REIT

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops, and redevelops high-quality neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. It creates Communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of local, regional and national tenants that provide daily necessities, needed services, entertainment, and experiences.

Whitestone REIT (NYSE: WSR) pays monthly dividends to its shareholders and it has consistently done so for more than 15 years. Whitestone’s strong balanced and managed capital structure provides stability and flexibility for growth and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Safe Harbor Statement

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. For a description of certain of such factors, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and the Company's other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Investor and Media Contact:
David Mordy
Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com